December 21, 2012	Philip T. Colton Direct dial: (612) 604-6729 Direct fax: (612) 604-6929 pcolton@winthrop.com

EXHIBIT 5.1
Navarre Corporation
7400 49th Avenue North
New Hope, MN 55428

Re:            Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as securities counsel for Navarre Corporation, a Minnesota corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of Amendment No. 2 to a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (“Securities Act”), with respect to the offering and issuance from time to time pursuant to Rule 415 under the Securities Act by the Company of up to $20,000,000 aggregate initial offering price of (1) shares of the Company’s preferred stock, no par value (the “Preferred Stock”) or (2) shares of the Company’s common stock, no par value (the “Common Stock”).  The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.  The prospectus contained in the Registration Statement (“Prospectus”) provides that it will be supplemented in the future by one or more prospectus supplements (“Prospectus Supplements”).

In connection herewith, we have examined the Company’s Articles of Incorporation and Bylaws and any amendment or restatement thereof and the Registration Statement.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquires, that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.

In such examination, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of original documents and the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) the legal competence and capacity of natural persons; (v) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (vi) that Prospectus Supplement(s) will have been filed with the Commission describing the Preferred Stock or Common Stock offered thereby; (vii) that all Preferred Stock or Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (viii) that any definitive underwriting, purchase or similar agreement with respect to any Preferred Stock or Common Stock offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) and that there will be a sufficient number of shares of Preferred Stock or Common Stock authorized under the Company’s Articles of Incorporation and not otherwise reserved for issuance.

Navarre Corporation
December 21, 2012

Based upon and subject to the foregoing, we are of the opinion that:

(a)           With respect to shares of Common Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the shares of Common Stock will be legally issued, fully paid and non-assessable.

(b)           With respect to shares of any series of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations, and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Minnesota as required by the Minnesota Business Corporation Act (the “Certificate of Designation”); and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value, if any, of the Preferred Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value, if any, of the Preferred Stock), the shares of the series of Preferred Stock will be legally issued, fully paid and non-assessable.

Navarre Corporation
December 21, 2012

Our opinion that any document is legal, valid and binding is qualified as to:

(a)           limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)           rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)           general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America and the corporate laws of the State of Minnesota.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto.

Very truly yours,

Winthrop & Weinstine, P.A.

By:   /s/  Philip T. Colton
Philip T. Colton
A Shareholder